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                                                                     EXHIBIT 4.1

                               [Sunhawk.com Logo]

INCORPORATED UNDER THE LAWS OF
THE STATE OF WASHINGTON

This Certifies that _______________________________

is the record holder of _____________________

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE OF

                            Sunhawk.com Corporation

Transferable on the books of the Corporation by the Holder in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:



/s/ David M. Otto                                         /s/ Marlin J. Eller
----------------------           [corporate seal]         ----------------------
Secretary                                                 President and Chief
                                                          Executive Officer


The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences, and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, insofar as the same shall have been fixed, and of the authority of the Board of Directors to designate any preferences, rights and limitations of any wholly unissued series. Any such request should be directed to the Secretary of the Corporation at the principal office of the Corporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _____ Custodian _____ under Uniform Gifts To Minors Act

UNIF TRF MIN ACT - _____ Custodian (until age ____ under Uniform Transfers to Minors Act _______

    Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, ___________________ hereby sells, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

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IDENTIFYING NUMBER OF ASSIGNEE

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    (please Print or type name and address, including zip code of assignee)

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of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

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to transfer the said stock of the books of the within named Corporation with full power of substitution in the premises.

Dated:___________________

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                                        NOTICE: the signatures to this
                                        assignment must correspond with the
                                        name(s) as written upon the face of the
                                        certificate in every particular, without alteration or enlargement or any change whatever.


Signature(s) Guaranteed

By
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THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.